UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2005

CORGENTECH INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard South San Francisco, California 94080
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2005, the following stock option grants and restricted stock awards were granted to certain of Corgentech Inc.’s executive officers and directors pursuant to the 2003 Equity Incentive Plan:

Name	Title	Number of Shares Subject to Stock Options (1)	Number of Shares Subject to Restricted Stock Awards (2)
James Z. Huang	Vice President, Business Development and Commercial Operations	15,000	—
Todd J. Lorenz	Chief Medical Officer	5,600	—
Leslie M. McEvoy	Vice President, Research	15,000	—
Richard P. Powers	Vice President and Chief Financial Officer	16,800	—
Richard B. Brewer	Director	—	10,000
Thomas J. Colligan	Director	—	10,000

(1)           The exercise price per share of each stock option is $6.40, the closing sales price of Corgentech’s common stock as quoted on the Nasdaq National Market on February 16, 2005.  The shares subject to the option grants vest monthly over four years.  Under certain circumstances in connection with a change of control, the vesting of such option grants may accelerate and become immediately exercisable.

(2)           The fair market value of Corgentech’s common stock on the date of the restricted stock award was $6.40.  The shares subject to the restricted stock award vest as to 50% on February 17, 2007 and the remaining 50% vest on February 21, 2008.  Under certain circumstances in connection with a change of control, the vesting of such restricted stock award may accelerate.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.35	Form of Stock Option Grant Notice and Stock Option Agreement under the 2003 Equity Incentive Plan.

Exhibit 10.36	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2003 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2005	CORGENTECH INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.35	Form of Stock Option Grant Notice and Stock Option Agreement under the 2003 Equity Incentive Plan.

Exhibit 10.36	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2003 Equity Incentive Plan.